SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

November 30, 2010

ARIEL WAY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-50051	65-0983277
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

4201 Connecticut Avenue, N.W., Suite 407
Washington, D.C. 20008

 (Address of principal executive offices) (Zip Code)

(202) 609-7756

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Dean V. Schauer was on November 30, 2010 appointed by the Company as Chief Financial Officer. Mr. Schauer has over 26 years of executive-level financial management experience gained in a wide range of public and private companies. From March 2006 to the present, he has been the Chief Executive Officer of Reliant Financial Consulting, an accounting and financial consulting company. From July 1998 to March 2006 he was the Managing Partner of Enterprise Financial Consulting. From April 1990 to July 1998, he served as the Assistant Vice President of Global Accounting for Global One, a global joint venture between Sprint, France Telecom, and Deutsche Telekom. From April 1988 to April 1990, he was the Financial Reporting Manager for Planning Research Corporation.  From January 1984 to April 1988, he served as an Audit Senior for Ernst & Young. Mr. Schauer received a Bachelor of Arts degree from Texas A&M University. He is a Certified Public Accountant.

Item 8.01 Other Events.

On November 30, 2010, Ariel Way, Inc. issued a Press Release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1  Ariel Way, Inc. Appoints CFO, dated November 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARIEL WAY, INC.

By:	/s/ Arne Dunhem
Name:	Arne Dunhem
Title:	President and Chief Executive Officer

Date: November 30, 2010